EXHIBIT 16.01

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Commissioners:

We have read the statements made by Millburn Ridgefield Corporation with respect to Nestor Partners in Item 14 of this Registration Statement on Form 10 (the "Registration Statement"). We agree with the statements concerning our Firm contained in Item 14 of the Registration Statement.

Very truly yours,

PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York  10036
April 28, 2004